ADDENDUM TO LEASE

POWDERHORN PROPERTIES, LLC

COMMERCIAL LEASE AGREEMENT

This Commercial Lease Agreement (“Agreement”) is made and effective this 1st day of JUNE 2008, by and between POWDERHORN PROPERTIES, LLC., an Idaho Limited Liability Company, (hereinafter “Owner”) and ENERGENX, INC. (hereinafter “Tenant”), upon the following terms and conditions:

1. LEASED PREMISES. The Owner hereby leases to the Tenant the real property and improvements located at 6200 East Commerce Loop Post Falls, Idaho 83854. The real property and improvements are collectively referred to as the “Premises”.

2. TERM OF LEASE: The term of this Lease shall be for 12 months commencing on JUNE 1, 2008 and ending on MAY 31, 2009.

3. RENT: The monthly rental amount will be $2,900.00 per month and the Tenant shall pay one lump sum of $34,800.00 in advance and OWNER will waive the Security Deposit.

4. All Terms & Conditions of the original Lease dated APRIL 1, 2004, shall be in effect and binding.

Signature Page

IN WITNESS of our mutual understanding and consent, we have signed this Agreement on the dates indicated below.

OWNER:                                           TENANT:

/s/ Donald L. Poteet	/s/ Gary Bedini
Donald L. Poteet, Managing Member POWDERHORN PROPERTIES, LLC EIN 82-0511561	Gary Bedini, President & CEO ENERGENX, INC. EIN 82-0516297

6/3/08	6/3/08
Date	Date